Exhibit 99.1

MoneyGram International Reports Second Quarter 2020 Results
Returns to year-over-year revenue growth in June
Reports 106% year-over-year Digital transaction growth for the quarter
DALLAS (July 30, 2020) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its second quarter ending June 30, 2020.
Second Quarter 2020 Business Highlights
“We had a very strong quarter and materially outperformed on both the top and bottom-line, despite the continued global uncertainty from the COVID-19 pandemic,” said Alex Holmes, MoneyGram Chairman and CEO. “In June we returned to year-over-year revenue growth on strong money transfer transaction growth of 10%. This return to growth was driven by the rapid expansion of our digital business as well as the continued improvement of our walk-in business. Additionally, the resurgence of growth from the money transfer business, along with agile management of the business throughout the crisis enabled us to deliver year-over-year Operating Income and Adjusted EBITDA growth for the quarter.”
Holmes added: “We’re excited about the underlying momentum in our business driven by our digital transformation. The investments that we have made over the past few years have allowed us to build a fast growth digital business which not only has higher customer retention and productivity rates, but also surpassed the walk-in business during the quarter delivering higher margins on average. With digital now representing 27% of money transfer transactions, the business is providing a significant contribution to our bottom-line results.”
•MoneyGram achieved 106% year-over-year digital transaction growth in the second quarter – a significant acceleration from the first quarter of 2020 where the company reported 57% growth. Overall digital growth was driven by the following components:
◦MoneyGram Online, the Company's direct to consumer channel, delivered 104% year-over-year transaction growth driven by strong consumer demand for the MoneyGram app, high customer retention rates, and increasing productivity rates
◦Digital partnerships, driven by key partners in the Middle East and Asia Pacific, accelerated from 25% year-over-year transaction growth in the first quarter to 97% growth in the second quarter
◦Account deposit and mobile wallet transactions increased 148% which is an acceleration from the first quarter where the Company reported 80% year-over-year transaction growth
•Digital transactions accounted for 27% of all money transfer transactions in the second quarter
•The Company remains focused on executing the long-term strategy while managing through the crisis. During the quarter, the Company achieved a number of important milestones:
◦Expanded the loyalty program to new markets and launched product enhancements to improve the customer experience
◦Launched new wallet and account deposit partnerships in rapidly growing regions of the world
◦Strengthened the Company’s leading position around the world by signing and expanding partnerships, specifically overhauling key receive markets

Second Quarter 2020 Financial Results, Year-Over-Year
•Total revenue was $279.8 million, a decline of 14% or 13% on a constant currency basis primarily driven by the impact of COVID-19 on the first part of the quarter as the Company reported positive revenue growth in the month of June
◦Money transfer revenue was $253.1 million, down 10% or 9% on a constant currency basis related to the impact of COVID-19 on the first part of the quarter
▪The Company reported positive money transfer revenue growth in the month of June on the strength of double digit cross border transaction growth
◦Investment revenue was $4.3 million for the quarter due to lower prevailing interest rates
•Total operating expenses of $257.8 million, improved $51.7 million or 17%
◦Compensation and Benefits were flat including a $5.9 million special compensation plan accrual to potentially restore compensation withheld during the quarter as part of the Company's proactive response to the COVID-19 pandemic
◦Transaction and Operations Support expenses were down over 60% primarily driven by efficiencies and operating reductions previously disclosed as part of the Company's proactive response to the COVID-19 pandemic
◦Included an $8.8 million net benefit from Ripple market development fees of $15.1 million, partially offset by related transaction and trading expenses of $6.3 million
•Operating Income was $22.0 million which was an increase of 54%
•Net loss was $4.6 million for the quarter
•Diluted loss per share was $0.06 and diluted adjusted income per share was $0.01
•Adjusted EBITDA increased 4%, or 5% on a constant currency basis, to $56.4 million
◦Adjusted EBITDA margin improved 340 basis points to 20%
•Adjusted Free Cash Flow was $24.7 million, an increase of 24%

"As the ongoing COVID-19 crisis continues to impact countless lives around the world, the health, safety, and livelihoods of our customers, employees, and partners remain our top priorities. I’m extremely proud of how we’ve come together as a company over these last few months to exceptionally serve our diverse customer base of tens of millions of people who rely on our essential services,” concluded Holmes.
Balance Sheet Highlights
Cash and cash equivalents on hand at quarter end were $130.6 million compared to $146.8 million at the end of 2019. As of June 30, 2020, the Company had repaid all outstanding borrowings under its revolving credit facility. Second quarter interest expense was $22.7 million and capital expenditures were $9.8 million.
As announced earlier this week, MoneyGram has signed an amendment with the DOJ to defer the final $55 million payment to the end of the DPA in May 2021. The Government has agreed to extend the $55 million payment to provide additional time to consider the basis for potentially reducing the final payment amount. The recent amendment also reduced the frequency of MoneyGram’s DOJ reporting from a monthly to a quarterly reporting cycle.

Third Quarter 2020 Outlook Update
As a result of continuing economic uncertainty created by the COVID-19 pandemic, the Company is not providing a specific third quarter outlook. However, if revenue trends remain in their current range, then the Company would anticipate sustained Adjusted EBITDA growth in the third quarter.
Conference Call
MoneyGram International will host a conference call on July 31, at 9:00 a.m. ET, to discuss its results. Alex Holmes, Chairman and CEO, and Larry Angelilli, CFO, will host the call.

Participant Dial-In Numbers:
U.S.:	1-800-479-1004
International:	1-929-477-0324
Webcast:	public.viavid.com/index.php?id=140819

Replay:	U.S 1-844-512-2921 or International 1-412-317-6671
Replay ID:	6178495
Replay is available through August 7, 2020, 11:59 p.m. ET

About MoneyGram International, Inc.
MoneyGram is a global leader in cross-border P2P payments and money transfers. Its consumer-centric capabilities enable family and friends to quickly and affordably send money in more than 200 countries and territories, with over 70 countries now digitally enabled.
MoneyGram leverages its modern, mobile, and API-driven platform and collaborates with the world's leading brands to serve millions of people each year through both its walk-in business and its direct-to-consumer digital business.
With a strong culture of innovation and a relentless focus on utilizing technology to deliver the world's best customer experience, MoneyGram is leading the evolution of digital P2P payments.
For more information, please visit MoneyGram.com and follow @MoneyGram.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events. Words such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "continue," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations, specific factors expected to impact the Company's results of operations, and the expected restructuring and reorganization program results. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.
These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays, lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing "white label" branded money transfer products or otherwise;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents to comply with U.S. and international laws and regulations;
•litigation or investigations involving us or our agents;
•uncertainties relating to compliance with the Amended DPA entered into with the U.S. federal government and the effect of the Amended DPA on our reputation and business and our ability to make payments required under the Amended DPA;
•regulations addressing consumer privacy, data use and security;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our ability to manage risks associated with our international sales and operations;
•our offering of money transfer services through agents in regions that are politically volatile;
•changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events;
•our substantial debt service obligations, significant debt covenant requirements and credit ratings;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•the ability of us and our agents to maintain adequate banking relationships;
•a security or privacy breach in systems, networks or databases on which we rely and disruptions to our computer network systems and data centers;
•weakness in economic conditions, in both the U.S. and global markets;
•a significant change, material slow down or complete disruption of international migration patterns;
•the financial health of certain European countries or the secession of a country from the European Union;

•our ability to manage credit risks from our agents and official check financial institution consumers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure;
•and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the U.S. Securities and Exchange Commission (the "SEC"), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2019.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at http://www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States ("GAAP"), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), diluted adjusted income (loss) per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs; compliance enhancement program costs; direct monitor costs; legal and contingent matter costs; restructuring and reorganization costs; currency changes; and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, diluted adjusted income (loss) per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Segment Reconciliations
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Six	-	Condensed Consolidated Balance Sheets
Table Seven	-	Condensed Consolidated Statements of Cash Flows

CONTACTS
Investor Relations:	Media Relations:
214-979-1400	Stephen Reiff
InvestorRelations@moneygram.com	media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended June 30,		2020 vs	Six Months Ended June 30,		2020 vs
	2020	2019	2019	2020	2019	2019

REVENUE
Fee and other revenue	$275.5	$309.3	$(33.8)	$556.3	$610.3	$(54.0)
Investment revenue	4.3	14.5	(10.2)	14.4	28.9	(14.5)
Total revenue	279.8	323.8	(44.0)	570.7	639.2	(68.5)

Total revenue change, as reported	(14)%	(14)%		(11)%	(15)%
Total revenue change, constant currency	(13)%	(12)%		(10)%	(13)%

OPERATING EXPENSES
Total commissions and direct transaction expenses	152.9	167.8	(14.9)	307.3	328.7	(21.4)
Compensation and benefits	53.2	53.5	(0.3)	106.6	112.9	(6.3)
Transaction and operations support (1)	21.3	54.5	(33.2)	59.3	106.6	(47.3)
Occupancy, equipment and supplies	14.2	15.5	(1.3)	29.1	30.9	(1.8)
Depreciation and amortization	16.2	18.2	(2.0)	33.3	37.2	(3.9)
Total operating expenses	257.8	309.5	(51.7)	535.6	616.3	(80.7)
OPERATING INCOME	22.0	14.3	7.7	35.1	22.9	12.2
Other expenses
Interest expense	22.7	14.0	8.7	46.5	27.9	18.6
Other non-operating expense(2)	1.2	35.3	(34.1)	2.3	36.9	(34.6)
Total other expenses	23.9	49.3	(25.4)	48.8	64.8	(16.0)
Loss before income taxes	(1.9)	(35.0)	33.1	(13.7)	(41.9)	28.2
Income tax expense	2.7	(7.8)	10.5	12.4	(1.2)	13.6
NET LOSS	$(4.6)	$(27.2)	$22.6	$(26.1)	$(40.7)	$14.6

Basic and diluted loss per common share	$(0.06)	$(0.41)	$0.35	$(0.34)	$(0.62)	$0.28

Basic and diluted weighted-average outstanding common shares and equivalents used in computing loss per share	77.8	66.1	11.7	77.6	65.5	12.1

(1) The three and six months ended June 30, 2020 include Ripple market development fees of $15.1 million and $31.7 million, respectively, partially offset by related transaction and trading expenses of $6.3 million and $10.8 million, respectively.
(2) The three and six months ended June 30, 2019 include non-cash pension settlement charge of $31.3 million and debt extinguishment cost of $2.4 million.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended June 30,		2020 vs	Six Months Ended June 30,		2020 vs
	2020	2019	2019	2020	2019	2019
Money transfer revenue	$253.1	$282.2	$(29.1)	$509.0	$555.5	$(46.5)
Bill payment revenue	10.8	15.0	(4.2)	24.2	30.9	(6.7)
Total revenue	$263.9	$297.2	$(33.3)	$533.2	$586.4	$(53.2)

Commissions and direct transaction expenses	$152.7	$161.4	$(8.7)	$304.0	$315.7	$(11.7)

Operating income	$16.5	$5.6	$10.9	$23.2	$6.7	$16.5

Operating margin	6.3%	1.9%		4.4%	1.1%

Money transfer revenue change, as reported	(10)%	(14)%		(8)%	(17)%
Money transfer revenue change, constant currency	(9)%	(12)%		(7)%	(14)%

Financial Paper Products

(Amounts in millions, except percentages)	Three Months Ended June 30,		2020 vs	Six Months Ended June 30,		2020 vs
	2020	2019	2019	2020	2019	2019
Money order revenue	$10.8	$13.6	$(2.8)	$22.9	$27.5	$(4.6)
Official check revenue	5.1	13.0	(7.9)	14.6	25.3	(10.7)
Total revenue	$15.9	$26.6	$(10.7)	$37.5	$52.8	$(15.3)

Total commissions expense	$0.2	$6.4	$(6.2)	$3.3	$13.0	$(9.7)

Operating income	$6.2	$10.0	$(3.8)	$13.2	$18.2	$(5.0)

Operating margin	39.0%	37.6%		35.2%	34.5%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended June 30,		2020 vs	Six Months Ended June 30,		2020 vs
	2020	2019	2019	2020	2019	2019

Revenue (as reported)	$263.9	$297.2	$(33.3)	$533.2	$586.4	$(53.2)

Adjusted operating income	$22.6	$15.9	$6.7	$38.3	$28.2	$10.1

Legal and contingent matters	—	—	—	(0.3)	—	(0.3)
Restructuring and reorganization costs	(0.7)	(0.5)	(0.2)	(1.2)	(4.1)	2.9
Compliance enhancement program	(0.9)	(1.9)	1.0	(2.5)	(3.0)	0.5
Direct monitor costs	(3.1)	(6.2)	3.1	(7.9)	(10.3)	2.4
Stock-based compensation expense	(1.4)	(1.7)	0.3	(3.2)	(4.1)	0.9
Total adjustments	(6.1)	(10.3)	4.2	(15.1)	(21.5)	6.4

Operating income (as reported)	$16.5	$5.6	$10.9	$23.2	$6.7	$16.5

Adjusted operating margin	8.6%	5.3%		7.2%	4.8%
Total adjustments	(2.3)%	(3.5)%		(2.8)%	(3.7)%
Operating margin (as reported)	6.3%	1.9%		4.4%	1.1%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended June 30,		2020 vs	Six Months Ended June 30,		2020 vs
	2020	2019	2019	2020	2019	2019

Revenue (as reported)	$15.9	$26.6	$(10.7)	$37.5	$52.8	$(15.3)

Adjusted operating income	$6.7	$10.6	$(3.9)	$14.3	$19.4	$(5.1)

Compliance enhancement program	(0.3)	(0.4)	0.1	(0.7)	(0.8)	0.1
Stock-based compensation expense	(0.2)	(0.2)	—	(0.4)	(0.4)	—
Total adjustments	(0.5)	(0.6)	0.1	(1.1)	(1.2)	0.1

Operating income (as reported)	$6.2	$10.0	$(3.8)	$13.2	$18.2	$(5.0)

Adjusted operating margin	42.1%	39.8%		38.1%	36.7%
Total adjustments	(3.1)%	(2.3)%		(2.9)%	(2.3)%
Operating margin (as reported)	39.0%	37.6%		35.2%	34.5%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended June 30,		2020 vs	Six Months Ended June 30,		2020 vs
	2020	2019	2019	2020	2019	2019

Loss before income taxes	$(1.9)	$(35.0)	$33.1	$(13.7)	$(41.9)	$28.2
Interest expense	22.7	14.0	8.7	46.5	27.9	18.6
Depreciation and amortization	16.2	18.2	(2.0)	33.3	37.2	(3.9)
Signing bonus amortization	12.6	11.7	0.9	25.1	23.4	1.7
EBITDA	49.6	8.9	40.7	91.2	46.6	44.6

Significant items impacting EBITDA:
Direct monitor costs	3.1	6.2	(3.1)	7.9	10.3	(2.4)
Stock-based, contingent and incentive compensation	1.6	1.9	(0.3)	3.6	4.5	(0.9)
Compliance enhancement program	1.2	2.3	(1.1)	3.2	3.8	(0.6)
Restructuring and reorganization costs	0.7	0.5	0.2	1.2	4.0	(2.8)
Legal and contingent matters	0.2	0.7	(0.5)	0.6	1.3	(0.7)
Non-cash pension settlement charge (1)	—	31.3	(31.3)	—	31.3	(31.3)
Debt extinguishment costs (2)	—	2.4	(2.4)	—	2.4	(2.4)
Severance and related costs	—	0.1	(0.1)	0.2	0.2	—
Adjusted EBITDA	$56.4	$54.3	$2.1	$107.9	$104.4	$3.5

Adjusted EBITDA margin (3)	20.2%	16.8%	3.4%	18.9%	16.3%	2.6%

Adjusted EBITDA change, as reported	4%			3%
Adjusted EBITDA change, constant currency adjusted	5%			5%

Adjusted EBITDA	$56.4	$54.3	$2.1	$107.9	$104.4	$3.5
Cash payments for interest	(16.8)	(13.2)	(3.6)	(34.4)	(26.0)	(8.4)
Cash payments for taxes, net of refunds	(0.4)	0.7	(1.1)	(2.5)	(0.5)	(2.0)
Cash payments for capital expenditures	(9.8)	(16.5)	6.7	(19.9)	(29.2)	9.3
Cash payments for agent signing bonuses	(4.7)	(5.3)	0.6	(29.7)	(15.4)	(14.3)
Adjusted Free Cash Flow	$24.7	$20.0	$4.7	$21.4	$33.3	$(11.9)

(1) Non-cash charge of $31.3 million from the sale of pension liability in June 2019.
(2) Debt extinguishment costs related to the amended and new debt agreements entered on June 26, 2019.
(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions, except per share data)	2020	2019	2020	2019

Net loss	$(4.6)	$(27.2)	$(26.1)	$(40.7)
Total adjustments (1)	6.8	45.4	16.7	57.8
Tax impacts of adjustments (2)	(1.3)	(10.5)	(3.6)	(13.3)
Valuation allowance (3)	—	—	10.1	—
Adjusted net income (loss)	$0.9	$7.7	$(2.9)	$3.8

Diluted loss per common share	$(0.06)	$(0.41)	$(0.34)	$(0.62)

Diluted adjustments per common share	0.07	0.53	0.30	0.68

Diluted adjusted income (loss) per common share	$0.01	$0.12	$(0.04)	$0.06

Diluted weighted-average outstanding common shares and equivalents	77.8	66.1	77.6	65.5

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.
(3) In the first quarter of 2020, the Company recorded beginning-of-the-year valuation allowance of $10.1 million on its U.S. deferred tax assets.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$130.6	$146.8
Settlement assets	3,501.5	3,237.0
Property and equipment, net	158.2	176.1
Goodwill	442.2	442.2
Other assets	185.3	182.9
Total assets	$4,417.8	$4,185.0
LIABILITIES
Payment service obligations	$3,501.5	$3,237.0
Debt, net	855.6	850.3
Pension and other postretirement benefits	76.3	77.5
Accounts payable and other liabilities	252.9	260.6
Total liabilities	4,686.3	4,425.4
STOCKHOLDERS’ DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 shares issued at June 30, 2020 and December 31, 2019	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 65,061,090 shares issued at June 30, 2020 and December 31, 2019	0.7	0.7
Additional paid-in capital	1,120.3	1,116.9
Retained loss	(1,494.1)	(1,460.1)
Accumulated other comprehensive loss	(68.0)	(63.5)
Treasury stock: 1,504,305 and 2,329,906 shares at June 30, 2020 and December 31, 2019, respectively	(11.3)	(18.3)
Total stockholders’ deficit	(268.5)	(240.4)
Total liabilities and stockholders’ deficit	$4,417.8	$4,185.0

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(Amounts in millions)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26.1)	$(40.7)
Adjustments to reconcile net loss to net cash provided by operating activities:	33.7	78.8
Net cash provided by operating activities	7.6	38.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(19.9)	(29.2)
Net cash used in investing activities	(19.9)	(29.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Transaction costs for issuance and amendment of debt	—	(21.3)
Principal payments on debt	(3.2)	(28.4)
Proceeds from revolving credit facility	23.0	—
Payments on revolving credit facility	(23.0)	—
Net proceeds from issuing equity instruments	—	29.5
Payments to tax authorities for stock-based compensation	(0.7)	(0.7)
Net cash used in financing activities	(3.9)	(20.9)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(16.2)	(12.0)
CASH AND CASH EQUIVALENTS—Beginning of period	146.8	145.5
CASH AND CASH EQUIVALENTS—End of period	$130.6	$133.5